Exhibit 1

(Information provided as of June 23, 2003 in response

to Items 2 through 6 of Schedule 13D)

Executive Officers and Directors of

Clal Industries and Investments Ltd.

Address is: 3 Azrieli Center, Triangle Tower, Tel Aviv 67023, Israel

(citizenship the same as country of residence unless otherwise noted)

Name and Address	Position in Clal Industries	Principal Occupation

Nochi Dankner 46 Rothschild Blvd., 22nd floor Tel-Aviv 66883, Israel	Chairman of the Board	Business Manager, Chairman and Director of Companies, Attorney

Shelly Dankner-Bergman 12 Recanati St, Ramat- Aviv Gimel Tel-Aviv 69494, Israel	Director	Director of Companies

Zvi Livnat Taavura Junction, Ramla 72102, Israel	Director and Co-Chief Executive Officer	Vice President of Taavura Holdings

Avi Fischer 11 Beit Zuri St. Ramat Aviv, Tel-Aviv, Israel	Director and Co-Chief Executive Officer	Partner in Fischer, Behar, Chen & Co. law firm, Chairman of Ganden tourism & Aviation Ltd., Vice-Chairman of Ganden Holdings Ltd., Director of companies

Isaac Manor* 26 Hagderot St. Savion, Israel	Director	Chairman of the board of Automobile Companies

Dori Manor* 18 Hareches St. Savion, Israel	Director	Chief Executive Officer of Automobile Companies

Lior Hannes 46 Rothschild Blvd., 22nd floor Tel-Aviv 66883, Israel	Director	CEO of Ganden Tourism & Aviation Ltd., Director of companies

Refael Bisker 46 Rothschild Blvd., 22nd floor Tel-Aviv 66883, Israel	Director	CEO of Ganden Real Estate Ltd., Chairman & Director of Companies

Name and Address	Position in Clal Industries	Principal Occupation

Darko Horvat** 20 Kensington Park Gardens, London W113HD, UK	Director	Founder owner and president of Aktiva group

Mark Schimmel*** 54-56 Euston St. London NW1 U.K.	Director	Director of Companies

Yecheskel Dovrat 1 Nachshon St. Ramat Hasharon, Israel	Director	Economical consultant & Director of companies

Eliahu Cohen 3 Azrieli Center, Triangular Tower, Tel Aviv, Israel	Director	Director and Chief Executive Officer of IDB Holding and IDB Development

David Leviatan 18 Mendele Street Herzelia, Israel	Director	Director of Companies

Nachum Langental 3a Jabotinski Street, Ramat Gan, Israel	External Director	Director of Companies

Aliza Rotbard 6, Rosenblum Street; #6101 Sea & Sun Tel Aviv, Israel	External Director	C.E.O of DOORS Information Systems, Inc.

Azri Gonen 3 Azrieli Center, Triangular Tower, Tel Aviv, Israel	Executive Vice President	Executive Vice President of Clal Industries

Yeoshua Agassi 3 Azrieli Center, Triangular Tower, Tel Aviv, Israel	Executive Vice President	Executive Vice President of Clal Industries

David Haselkorn # 3 Azrieli Center, Triangular Tower, Tel Aviv, Israel	Senior Executive Manager	Chief Executive Officer of Clal Biotechnology Industries Ltd., a wholly owned subsidiary of Clal Industries.

Name and Address	Position in Clal Industries	Principal Occupation

Nitsa Einan 3 Azrieli Center, Triangular Tower, Tel Aviv, Israel	Vice President and General Counsel	General Counsel of Clal Industries

Gil Milner 3 Azrieli Center, Triangular Tower, Tel Aviv, Israel	Vice President and Controller	Controller of Clal Industries

Gonen Bieber **** 3 Azrieli Center, Triangular Tower, Tel Aviv, Israel	Vice President of Finance Manager	Finance Manager of Clal Industries

Guy Rosen 3 Azrieli Center, Triangular Tower, Tel Aviv, Israel	Special Assistant to the CEO	Special Assistant to the CEO of Clal Industries

*	Mr. Isaac Manor and Mr. Dori Manor are a dual citizen of Israel and French
**	Mr Darko Horvat is a citizen of Slovenia
***	Mr. Mark Schimmel is a citizen of Great Britain
****	Mr. Bieber is a dual citizen of Israel and the Republic of Germany.
#	Has given notice of retirement as of July 1, 2003

Based on the information provided to the Reporting Persons, during the past five years, none of the persons listed above has been convicted, or is subject to a judgment, decree or final order, in any of the legal proceedings enumerated in Items 2 (d) and 2 (e) of Schedule 13D.